Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We agree to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 27, 2015, relating to our audit of the consolidated financial statements of NTN Buzztime, Inc. and Subsidiaries as of and for the year ended December 31, 2014 included in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 27, 2015.

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Los Angeles, California

June 18, 2015